EXHIBIT 99.2

SETTLEMENT AGREEMENT

PARTIES

This Settlement Agreement (Agreement) is entered into among the United States of America, acting through the United States Department of Justice and on behalf of the office of Inspector General (OIG-HHS) of the United States Department of Health and Human Services (HHS) (collectively the “United States”), and ARV Assisted Living, Inc. (hereafter collectively referred to as “the Parties”), through their authorized representatives.

PREAMBLE

As a preamble to this Agreement, the Parties agree to the following:

Between 1992 and July 1995, Eric Christopher Bechler and Pegye Jann Bechler owned and operated ProMotion Rehab, Inc. (“ProMotion”), BayCare Rehabilitation Services, Inc. (“BayCare”) and ProMotive Rehabilitation Services, Inc. (“ProMotive”). In July, 1995, the Bechlers transferred all of the stock of ProMotion, BayCare and ProMotive then owned by the Bechlers to SynCare, Inc. (“SynCare”), which became the sole owner of these three companies. ProMotive did business under the name GeriCare (“GeriCare”). On August 22, 1996, ARV Assisted Living, Inc., an operator of assisted living facilities, through its wholly owned subsidiary ARV Health Care, Inc. acquired all the outstanding stock of SynCare. In December, 1996, both BayCare and ProMotion were merged into ProMotive, which was doing business as GeriCare. GeriCare was a Medicare certified outpatient rehabilitation provider. GeriCare has been dissolved, and is no longer a Medicare provider. ProMotion, ProMotive, BayCare, SynCare, GeriCare, ARV Health Care, Inc. and ARV Assisted Living, Inc. hereinafter are collectively referred to as “ARV.”

The United States contends that ARV submitted or caused to be submitted claims for payment to the Medicare Program (Medicare), Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395ggg.

The United States contends that it has certain civil claims, as specified in Paragraph 2 below, against ARV for engaging in the following conduct: submitting, or causing the submission, of GeriCare’s Medicare cost reports for fiscal years 1992 through 1998 that included costs that were unallowable under the Medicare program (hereinafter referred to as the “Covered Conduct”).

The United States also contends that it has certain administrative claims against ARV for engaging in the Covered Conduct, as specified in Paragraph 3 below.

This Agreement is neither an admission of liability by ARV nor a concession by the United States that its claims are not well founded.

To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, the Parties reach a full and final settlement pursuant to the Terms and Conditions below.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual promises, covenants, and obligations set forth below, and for good and valuable consideration as stated herein, the Parties agree as follows:

ARV agrees to pay to the United States $1,625,000 (the “Settlement Amount”) by electronic funds transfer pursuant to written instructions to be provided by the United States. ARV agrees to make this electronic funds transfer within five (5) business days of the Effective Date of this Agreement.

Subject to the exceptions in Paragraph 4 below, in consideration of the obligations of ARV set forth in this Agreement, and conditioned upon ARV’s fullpayment of the Settlement Amount, the United States (on behalf of itself, its officers, agents, agencies, and departments) agrees to release ARV, and its current and former parent companies, affiliated companies, subsidiaries, divisions, owners, officers, directors, employees and the successors and assigns of each of them, from any civil or administrative monetary claim the United States has or may have under the False Claims Act, 31 U.S.C. § 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; or the common law theories of payment by mistake, unjust enrichment, breach of contract, or fraud, for the Covered Conduct.

In consideration of the obligations of ARV set forth in this Agreement, and conditioned upon ARV’s full payment of the Settlement Amount, the OIG-HHS agrees to release and refrain from instituting, directing or maintaining any administrative action against ARV, and its current and former parent companies, affiliated companies, subsidiaries, divisions, and the successors and assigns of each of the entities seeking exclusion from the Medicare, Medicaid, or other Federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)) against ARV under 42 U.S.C. § 1320a-7a (Civil Monetary Penalties Law), or 42 U.S.C. 9 1320a-7(b) for the Covered Conduct, except as reserved in paragraph 4, below, and as reserved in this Paragraph. The OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude ARV from the Medicare, Medicaid, or other Federal health care program under 42 U.S.C. Section 1320a7(a)(mandatory exclusion) based upon the Covered Conduct. Nothing in this Paragraph precludes the OIG-HHS from taking action against entities or persons, or for conduct and practices, for which civil claims have been reserved in Paragraph 4, below.

Notwithstanding any term of this Agreement, specifically reserved and excluded from the scope and terms of this Agreement as to any entity or person (including ARV) are the following:

Any civil, criminal or administrative liability arising under Title 26, U.S. Code (Internal Revenue Code) ;

Any criminal liability;

Except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs;

Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

Any liability based upon such obligations as are created by this Agreement;

Any liability for express or implied warranty claims or other claims to the extent such claims may otherwise exist at law or in equity for defective or deficient products or services, including quality of goods and services provided by ARV; and

Any liability for failure to deliver goods or services due.

ARV waives and will not assert any defenses it may have to any criminal prosecution or administrative action relating to the Covered Conduct, which defenses may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Settlement Agreement bars a remedy sought in such criminal prosecution or administrative action.

ARV fully and finally releases the United States, its agencies, employees, servants, and agents from any claims (including attorneys’ fees, costs, and expenses of every kind and however denominated) which ARV has asserted, could have asserted, or may assert in the future against the United States, its agencies, employees, servants, and agents, related to the Covered Conduct, including the United States’ investigation and prosecution thereof.

The Settlement Amount will not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare carrier or intermediary or any State payer, related to the Covered Conduct; and ARV agrees not to resubmit to any Medicare carrier or intermediary or any State payer any previously denied claims related to the Covered Conduct, and agrees not to appeal any such denials of claims related to the Covered Conduct.

With respect to all Medicare cost reports submitted by GeriCare for fiscal years 1992 through 1998, the Parties agree that, as of the Effective Date of this Agreement, said cost reports are deemed finalized and closed, and may not be reopened or amended by any party; that the United States does not owe, and shall not pay to, ARV or any other person or entity, any money on account of any of said cost reports; and that ARV does not owe, and shall not pay to, the United States any money on account of any of said cost reports, other than money paid pursuant to this Agreement.

ARV agrees to the following;

Unallowable Costs Defined: that all costs (as defined in the Federal Acquisition Regulations (FAR) § 31.205-47 and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. §§ 1395-1395ggg and 1396-1396v, and the regulations promulgated thereunder) incurred by or on behalf of ARV, its present or former officers, directors, employees, shareholders, and agents in connection with:

the matters covered by this Agreement,

the United States’ audit(s) and civil investigation(s) of the matters covered by this Agreement,

ARV’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil investigation(s) in connection with the matters covered by this Agreement (including attorney’s fees), the negotiation and performance of this Agreement, and

the payment ARV makes to the United States pursuant to this Agreement, are unallowable costs on Government contracts and under the. Medicare Program, Medicaid Program, TRICARE Program, and Federal Employees Health Benefits Program (FEHBP). (All costs described or set forth in this Paragraph 15(a) are hereafter, “unallowable costs”).

Future Treatment of Unallowable Costs: ARV agrees it will not charge such unallowable costs directly or indirectly to any contracts with the United States or any State Medicaid Program, or seek payment for such unallowable costs through any cost report, cost statement, information statement, or payment request submitted by ARV or any of its subsidiaries to the Medicare, Medicaid, TRICARE, or FEHBP Programs.

This Agreement is intended to be for the benefit of the Parties only. The Parties do not release any claims against any other person or entity, except to the extent provided for in Paragraph 10 below.

ARV agrees that it will not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents or sponsors. ARV waives any claim against these beneficiaries or their parents or sponsors based upon the claims for payment covered by this Agreement.

ARV warrants that it has reviewed its financial situation and that it currently is solvent within the meaning of 11 U.S.C. §§ 547(b)(3) and 548 (a) (1) (A) (ii) (I), and will remain solvent following its payment to the United States of the Settlement Amount. Further, the Parties warrant that, in evaluating whether to execute this Agreement, they (a) have intended that the mutual promises, covenants, and obligations set forth constitute a contemporaneous exchange for new value given to ARV, within the meaning of 11 U.S.C. § 547(c)(1); and (b) conclude that these mutual promises, covenants, and obligations do, in fact, constitute such a contemporaneous exchange. Further, the Parties warrant that the mutual promises, covenants, and obligations set forth herein are intended and do, in fact, represent a reasonably equivalent exchange of value which is not intended to hinder, delay, or defraud any entity to which ARV was or became indebted, on or after the date of this transfer, all within the meaning of 11 U.S.C. § 48(a)(1).

Each Party to this Agreement will bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

ARV represents that this Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever.

This Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute arising between and among the Parties under this Agreement will be the United States District Court for the Central District of California.

This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of the Parties.

The individuals signing this Agreement on behalf of ARV represent and warrant that they are authorized by ARV to execute this Agreement. The United States signatories represent that they are signing this Agreement in their official capacities and that they are authorized to execute this Agreement.

This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same agreement.

This Agreement is binding on ARV’s successors, transferees, heirs, and assigns,

The Effective Date of this Agreement is the date on which it is signed by the last signatory hereto. Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Settlement Agreement.

THE UNITED STATES OF AMERICA

DATED:	DEBRA W. YANG United States Attorney LEON W. WEIDMAN Chief, Civil Division GARY PLESSMAN Chief, Civil Fraud Section

	By:	/s/
DONNA C. MAIZEL Assistant United States Attorney Attorneys for the United States of America

DATED:	By:	/s/
LEWIS MORRIS Assistant Inspector General Office of Counsel to the Inspector General Office of Inspector General United States Department of Health and Human Services
ARV

DATED:	By:	/s/
DOUGLAS ARMSTRONG General Counsel ARV Assisted Living, Inc.
APPROVED AS TO FORM:

DATED:	By:	/s/
STUART S. KURLANDER LATHAM & WATKINS Attorneys for ARV Assisted Living, Inc.